DATED THE   22nd August 2011

                               Agreement between

                          Medical Billing Choices Inc
                            TA ARC Medical Billing
                             And its Shareholders
                                814 Tyvola Road
                                   Suite 116
                        Charlotte North Carolina 28217

                                     -AND-

                             Casino Players, Inc.
                             700 W Hillsboro Blvd
                                Deerfield Beach
                              Florida 33441-1612

                        ===============================

                          Agreement for the purchase

                                      Of

                          Medical Billing Choices Inc

                                      By

                             Casino Players, Inc.

                        ===============================

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Agreement:

This Agreement dated 28th July 2011, describes a transaction as has been discussed between the parties hereto. The agreement does not purport to deal with all the issues required in a transaction of this nature but the parts as agreed herein are binding upon the parties to complete the transaction described. Each party will be responsible to seek their own legal representation and neither party will have any responsibility for any costs that the other party may incur as part of this process.

The parties agree and confirm that all communication and discussions regarding this transaction will remain confidential and that under no circumstance will any information be released publicly unless as may be required by law and certain SEC rules to disclose certain information. Even then any information to be released will be agreed by all parties before being made publicly available.

BETWEEN:

1.	Casino Players, Inc., 700 W Hillsboro Blvd, Deerfield Beach, Florida
33441-1612

And

2.	Medical Billing Choices Inc (TA ARC Medical Billing) and its
shareholders, 814 Tyvola Road, Suite 116, Charlotte, North Carolina 28217

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WHEREAS:

A.	Casino Players Inc (hereinafter referred to as CPI) is a US based public company that has recently formed two new subsidiary companies to carry out "Medytox" business, Medytox medical Management Solutions, Corp which will provide consulting and services in the medical sector and Medytox Institute of Laboratory Medicine, Corporation that will acquire and operate one or more Clinical Laboratories as subsidiaries for the purpose of carrying out
Laboratory tests that may be required by the "Medytox" business in the Urine Toxicology sector and with the intention of building diversified Laboratory testing in sectors other than that of the "Medytox" business. CPI will change its name to Medytox Solutions Inc at the appropriate time in the near future.

B.	Medical Billing Choices Inc and its shareholders (hereinafter referred to as MBC) is a company based in North Carolina that provides medical billing services for a number of medical service providers such as laboratories and physicians.

The parties' agree as follows:

1.	CPI has a need to secure to provide medical billing services for its subsidiaries and possibly for future customers and therefore agrees to purchase 100% ownership in MBC as described below. Current ownership in MBC is disclosed in attachment A hereto.


2.	CPI will acquire 100% ownership in MBC for the total sum of $850,000
(eight hundred and fifty thousand US dollars) paid as described below

CPI will make payment to the shareholders of MBC on a pro-rata basis as per attachment A the following

i.	50% of the revenue generated and collected by MBC from billing for
Medytox business on a monthly basis until the $750,000 is paid in full. This will be approximate 2% of the gross figure billed by MBC for Medytox

ii.	A sum of $100,000 (one hundred thousand dollars) will be paid immediately by CPI upon CPI securing a funding in excess of $1M

iii.	The profits from existing and future business other than Medytox business will be owned 100% by the selling shareholders until such time that CPI has paid the $750,000 in full.

iv.	In the event that the $750,000 is not paid in full 24 months after this agreement is signed any unpaid balance will become due and payable

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v.	Upon signing of this agreement MBC will issue new shares or shareholders will assign 49% of their current shareholdings to reflect that CPI owns 49% of MBC. MBC or the selling shareholders will retain these shares in their possession or place the shares in an escrow agreement with their lawyer until the $750,000 as described above is paid in full. Upon payment of the $750,000 as described herein MBC will issue new shares or shareholders will assign a further 51% of their current shareholdings to reflect that CPI owns a total of 100% of MBC.

vi.	No further shares of any classification can be validly issued by MBC for any reason for a period of 24 months from the date of this agreement or until MBC shareholders have been paid in full for their shares without all parties signing an agreement of approval in the event that an issuance of shares for any reason is desired.

vii.	In addition there shall not be (i) any incurrence of debt except in the ordinary course of business, (ii) any material change in the business or (iii) any failure to comply with Federal or State laws or regulations for a period of 24 months from the date of this agreement or until MBC shareholders have been paid in full for their shares

viii.	In the event that CPI fails to pay the $750,000 as described above within 30 days of the final date on which payment is due then MBC will or the selling shareholders will have the right to rescind this transaction.

3.	MBC will provide a copy of a recent Balance sheet and P&L statement as an attachment (B) to this agreement to confirm that there are no debts currently owed by MBC other than in the ordinary course of business

4.	Executive salary levels and employment agreements for management will be disclosed in attachment (C). These agreements will provide for a bonus payment equal to 2% of the net revenues being paid to management for a period extending to 24 months after the completion of the purchase of MBC by CPI.

5.	MBC will provide a complete list of equipment or assets owned, the value of that equipment/assets and details of any financing agreement or lien associated with that equipment

6.	MBC will provide whatever technical information is required by
CPI/Medytox regarding their billing and reporting process, including whatever details may be required to provide a complete service to "Medytox"

7.	The parties will work together to install and or refine any systems or processes that may be required in the future to enable the use of the Medytox Advantage software

8.	Legal and accounting advice will be sought by the parties as to the most efficient means to complete this transaction and both parties agree and accept that nothing will be done that violates any Medicare law or licensure compliance. If changes are suggested to the agreement herein by professional advisors to comply with these laws and license requirements and that do not materially change the end result for both parties then there will be no objection by either party to such changes.

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9.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser makes the following warranties and representations to the
Seller:

The Purchaser is a Florida based Nevada corporation

All actions necessary or appropriate for the Purchaser to consummate this transaction shall have taken place on or before the Closing Date.

The representations and warranties of the Purchaser shall be true as of the date of this Agreement and shall continue to be true through the Closing Date.

All the terms and conditions of this Agreement shall have been materially complied with.

10.	REPRESENTATIONS AND WARRANTIES OF SELLER(S)

The Seller(s) makes the following warranties and representations to the
Seller:

The Seller(s) have the full right and authority to sell the shares as referred to in this agreement and confirm that the shares being sold will be fully paid and without lien or encumbrance of any kind .

All actions necessary or appropriate for the Seller(s) to consummate this transaction shall have taken place on or before the Closing Date.

The representations and warranties of the Seller(s) shall be true as of the date of this Agreement and shall continue to be true through the Closing Date.

All the terms and conditions of this Agreement shall have been materially complied with.

11.	Both parties will accept a faxed or scanned copy of this signed agreement as binding

12.	Upon the signing of this document, both parties agree that they have entered into a mutually exclusive agreement and hereby confirm that each party has the right and ability to deliver any parts as may be required to complete this agreement.

13.	The parties agree that all agreements will be governed by the Laws of
Florida.

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Signature page

Signed by /s/ William G. Forhan		Date	8/22/11

For and on behalf of Casino Players, Inc.

Signed by /s/ Mike Nicholson		Date	8/22/11

For and on behalf of Medical Billing Choices, Inc

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Schedule A

Shareholder details including ownership of Medical Billing Choices Inc

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Schedule B

Balance sheet and P&L statement

4:16 PM
10/25/11
Accrual Basis

                          MEDICAL BILLING CHOICES INC

                                 Balance Sheet

                           As of September 30, 2011

						Sep 30,11

ASSETS
  Current Assets
    Checking/Savings
      Wachovia Operating			69,019.54
      Wachovia Payroll				42,165.32

    Total Checking/Savings			111,184.86

    Accounts Receivable
      Accounts Receivable			56,436.89

    Total Accounts Receivable			56,436.89

    Other Current Assets
      Undeposited Funds				-6,412.51

    Total Other Current Assets			-6,412.51

  Total Current Assets				161,209.24

TOTAL ASSETS					161,209.24

LIABILITIES & EQUITY
  liabilities
    Current Liabilities
      Other Current Liabilities
        Payroll Liabilities
          Dental Employee Paid			1,274.40
          Medical Employee Paid			8,641.69
          Simple IRA Employee Paid		2,250.00
          Payroll Liabilities * other		48,624.50
        Total Payroll Liabilities		60,790.59

      Total other Current Liabilities		60,790.59

    Total Current Liabilities			60,790.59

  Total Liabilities				60,790.59

  Equity
    Retained Earnings				66,587.06
    Net Income					33,831.59
  Total Equity					100,418.65

TOTAL LlABIUT1ES & EQUITY			161,209.24


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4:16 PM
10/25/11
Accrual Basis

                          MEDICAL BILLING CHOICES INC

                                 Profit & Loss

                     August 22 through September 30, 2011

					Aug 22 - Sep 30, 11

Ordinary Income/Expense
  Income
    Sales 				38,276.05

  Total Income 				38,276.05

  Expense
    Automobile Expense 			300.00
    Computer and Internet Expenses 	135.00
    Office Supplies 			80.00
    Payroll Expenses
      Dental Company Paid 		64.80
      Medical ins Company Paid 		614.79
      Simple IRA Company Paid 		183.00
      Payroll Expenses - Other 		20,351.20

    Total Payroll Expenses 		21,213.79

    Rent Expense			7,544.76
    TAXES
      CITY/COUNTY TAX 			57.50

    Total TAXES 			57.50

  Total Expense 			29,331.05

Net Ordinary Income 			8,945.00

Net Income 				8,945.00

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Schedule C

Executives, their role and their salary


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